Exhibit 99.1

PRESS RELEASE February 11, 2016	For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. announces results for

fourth quarter and fiscal year 2015

RIVER FALLS, Wis. - February 11, 2016: Sajan, Inc. (NASDAQ: SAJA), a leading provider of global language services and translation management system technology, today reported financial results for the fourth quarter and fiscal year ended December 31, 2015.

Financial highlights for the fourth quarter include the following:

•	Revenues were $7,496,000 and net income was $263,000, both of which were the Company’s best quarterly results of the year. Both figures were also the second highest in Company history, trailing only Q4 2014’s records of $7,614,000 and $266,000, respectively.
•	Revenue from new 2015 customers was $647,000, an increase of 19% over the 4th quarter of 2014.
•	Revenue from the Company’s Life Sciences clients grew 109% compared to the 4th quarter of 2014.
•	Adjusted EBITDA was $515,000 compared to $602,000 in the fourth quarter of 2014. This was also the Company’s best quarterly performance of 2015. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to Net Income.

Financial highlights for the fiscal year include the following:

•	Revenues grew 5 % to $29,688,000 compared to $28,348,000 in 2014.
•	Revenue from new customers in 2015 was $1,982,000, an increase of 12% over revenue from new customers in 2014.
•	Revenue from the Company’s Life Sciences clients grew 52% over 2014.
•	Adjusted EBITDA was $1,386,000 compared to $1,521,000 in 2014. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to Net Income.
•	Working Capital increased in 2015 by $774,000 to $5,126,000, the largest amount in Company history.

Shannon Zimmerman, CEO of Sajan commented on the Company’s 4th quarter financial results:

“We were able to deliver our best revenue and profit quarter of 2015 despite experiencing spending delays with many of our larger customers similar to those that impacted our third quarter results. Although customer project delays are disappointing and frustrating, we believe it is more likely now a product of some larger macro economic caution, as I want to emphasize that our relationships with our customers are strong. We were able to offset revenue declines from some of our top customers with increased revenue from new clients in 2015 and from the growth in our Life Sciences clients. We also saw our revenue from IBM, our largest client, reach its highest level since the second quarter of 2014.”

Mr. Zimmerman continued, “Our full year 2015 revenue reflects aggregate growth of 68% in 4 of our prior year top 10 clients which was offset by an aggregate decline of 22% in the remaining 6 of our prior year top 10 clients, and includes revenue from new customers of almost $2,000,000. We are gaining traction with SiteSync, our web translation solution, and we have made investments in our operational staff, which has positioned us for future growth. Further our balance sheet is in the strongest position in Company history. I am extremely excited about the Company’s position as we enter 2016”.

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
(in thousands)	2015	2014	2015	2014
Net income	$263	$266	$142	$151
Interest expense	3	21	49	84
Income taxes	-	(3)	13	36
Depreciation and amortization	175	235	887	961
Stock-based compensation	74	83	296	289
Adjusted EBITDA	$515	$602	$1,387	$1,521

We calculate Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

The company's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on February 11, 2016. The Company invites all those interested to join the call by dialing 1-888-469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on February 18, 2016, by dialing 1-866-514-4272.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. This press release, as well as the Company's Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company's other press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words "aim," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 23, 2015, under the heading “Item 1A. Risk Factors,” its Quarterly Reports on Form 10-Q filed since then and its other filings with the Securities and Exchange Commission.  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands except per share data

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Revenues	$7,496	$7,614	$29,688	$28,348
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	4,671	4,578	18,269	17,203
Sales and marketing	884	919	3,664	3,440
Research and development	425	457	1,688	1,671
General and administrative	1,075	1,144	4,971	4,803
Depreciation and amortization	175	235	887	961
Income from Operations	266	281	209	270
Other expense, net	(3)	(18)	(54)	(83)
Income before income taxes	263	263	155	187
Income tax benefit (expense)	-	3	(13)	(36)
Net income	$263	$266	$142	$151
Income per common share – basic	$0.06	$0.06	$0.03	$0.04
Income per common share – diluted	$0.05	$0.05	$0.03	$0.03
Weighted average shares outstanding – basic	4,783	4,773	4,780	4,283
Weighted average shares outstanding – diluted	4,810	4,863	4,836	4,374

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

Amounts in thousands

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$3,727	$4,662
Accounts receivable, net of allowance	5,032	3,999
Unbilled services	646	1,024
Other current assets	684	550
Total current assets	10,089	10,235
Property and equipment, net	642	711
Other assets, net	181	491
Total Assets	$10,912	$11,437
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,297	$3,076
Other current liabilities	1,666	2,807
Total current liabilities	4,963	5,883
Long-term liabilities	-	-
Total liabilities	4,963	5,883
Stockholders' equity	5,949	5,554
Total Liabilities and Stockholders' Equity	$10,912	$11,437